UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As described in our Annual Reports on Form 10-K for the years ended December 31, 2009, and December 31, 2010, on August 4, 2009, we entered into a third amendatory agreement to our revolving credit facility.  Among other things, the third amendatory agreement reduced the facility to $1.2 billion and changed the applicable interest rate to 2.5% over LIBOR.  In addition, among other changes, the third amendatory agreement amended the facility's net worth covenant from a market value to book value measurement with respect to the value of our fleet and reduced the facility's EBITDA to interest coverage ratio, with these changes to stay in effect until we were in compliance with the facility's original covenants for two consecutive accounting periods.

Based on information which we provided in 2010 to the lenders under the revolving credit facility, the agent for the lenders has only recently notified us that according to its interpretation we were in compliance with the original covenants for the second and third quarters during 2010, and, therefore, our original collateral covenants have been reinstated.

We disagree with the interpretation of the original covenant calculation being used by the agent and have advised the agent that we were not in compliance with the original covenants for these two consecutive quarters, and, therefore, the amended collateral covenants should remain in place.

Under the agent's interpretation of the covenant, we were in compliance both with the original collateral covenants and the amended collateral covenants during the accounting period ended December 31, 2010.  However, while we have remained in compliance with the amended collateral covenants during the accounting period ended March 31, 2011, we would not be in compliance for that period under the agent's interpretation of the original collateral covenants.

Under the facility agreement, the effectiveness of the determination of compliance for an accounting period is as of the date that we supply a compliance certificate (the "Compliance Certificate Date") to the agent.  The current Compliance Certificate Date for the accounting period ended March 31, 2011 is no later than May 30, 2011.

We believe that our interpretation of the facility agreement's covenant calculation is correct, that the reinstatement of the original loan covenant was not valid, and that we remain in compliance with all covenants in effect at March 31, 2011.  We are in active discussions with the agent to resolve this technical matter.  However, if the agent's interpretation is determined to be correct, we would not be in compliance with the original covenants for the period ending March 31, 2011, which could lead to a default under the facility agreement effective as of the Compliance Certificate Date for that period.  We will seek to reach a satisfactory agreement with the agent, but there can be no assurance that we will be successful in doing so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: April 28, 2011	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer